Exhibit 99.1

LOS ANGELES SINGAPORE KUALA LUMPUR BANGKOK SUZHOU TIANJIN CHONGQING JIANGSU

FOR IMMEDIATE RELEASE	Company Contact: A. Charles Wilson Chairman (818) 787-7000	Investor Contact: Berkman Associates (310) 927-3108 robert.jacobs@jacobscon.com

Trio-Tech Reports Third Quarter Results and

Announces Initial Contract for Its Dynamic HTOL

Electric Vehicle Power Module Test System

Van Nuys, CA – May 15, 2023 – Trio-Tech International (NYSE MKT: TRT) today announced financial results for the third quarter and first nine months of fiscal 2023, and announced its initial contract for its Dynamic HTOL Electric Vehicle Power Module Test System

Third Quarter Results

Revenue for the third fiscal quarter declined 12% to $9,842,000, compared to $11,138,000 in the same quarter of fiscal 2022. Testing services revenue increased 29% to $5,697,000 from $4,417,000 a year ago, while manufacturing revenue decreased 4% to $2,963,000, from $3,097,000 and distribution revenue declined 67% to $1,179,000 compared to $3,620,000 in the same quarter last year.

Overall gross margin was $2,458,000 compared to $2,474,000 a year ago, and improved to 25% of revenue compared to 22% last year. The increase in gross margin reflects improved operations at testing services segment, partially offset by lower gross margin in the manufacturing and distribution segments.

Total operating expenses declined to $2,495,000 from $2,604,000 in the same quarter last year, leading to $57,000 in operating income versus an operating loss of $34,000 a year earlier.

The net loss attributable to Trio-Tech International Common Shareholders for the three months ended March 31, 2023 was $7,000, or $0.00 per share after non-cash stock compensation expenses of $283,000. This compares to a net loss of $167,000, or $0.04 per share, which included non-cash stock compensation expenses of $433,000, for the third quarter of fiscal 2022.

Trio-Tech Launches Dynamic HTOL Test System for Electric Vehicles

S.W. Yong, Trio-Tech's CEO, said, "Continued strength in our testing services business and effective control over operating costs enabled Trio-Tech to deliver improved third quarter gross margin and generate free cash flow despite the decrease in revenue in a very challenging environment in our industry.

“We are encouraged by improving demand trends for electronic products in automotive applications. A key reason for our optimism is the development and launch, in the current fiscal year, of our new Dynamic High Temperature Operating Life Test (HTOL) System for Silicon Carbide (SiC) / Gallium Nitride (GaN) Power Modules used in the electric vehicle market. Designed to comply with AQG 324 automotive guidelines, Trio-Tech’s Dynamic HTOL System won an initial $1,000,000 order from a lead customer with which we are working closely to achieve their test requirements and validation of our systems. We expect to deliver these systems within the next two quarters and are also actively engaging several new potential customers for similar applications. In light of the strong global growth projections for the GaN & SiC power semiconductor market, we believe this new test system has the potential to significantly contribute to Trio-Tech’s long-term growth and profitability.”

(more)

16139 Wyandotte Street, Van Nuys, CA 91406,  USA  ●  TEL:  (818) 787-7000  ●  FAX  (818) 787-9130

Trio-Tech Reports Third Quarter Results

May 15, 2023

Page Two

Nine Months Results

For the first nine months of fiscal 2023, revenue increased 6% to $34,171,000 compared to $32,231,000 for the first nine months of fiscal 2022, reflecting a 27% increase in testing services revenue to $17,709,000 from $13,983,000, a 14% increase in manufacturing revenue to $11,592,000 from $10,187,000 and a 40% decline in distribution revenue to $4,855,000 from $8,038,000 in the same period last year.

Gross margin for the first nine months of fiscal 2023 increased to $9,415,000, or 28% of revenue, from $8,543,000, or 27% of revenue, for the same period last year.

Operating expenses increased to $7,316,000 compared to $7,047,000, but declined to 21% of revenue, compared to 22% of revenue in the same period of fiscal 2022.

Net income attributable to Trio-Tech International Common Shareholders for the first nine months of fiscal 2023 was $1,382,000, or $0.33 per diluted share, compared to $1,605,000, or $0.38 per diluted share, for the first nine months of fiscal 2022.

Shareholders’ equity at March 31, 2023 was $30,476,000, or $7.48 per outstanding share, compared to $28,002,000, or $6.88 per outstanding share, at June 30, 2022. There were approximately 4,076,680 common shares outstanding at March 31,2023.

About Trio‑Tech

Established in 1958, Trio-Tech International is located in Van Nuys, California, with its Principal Executive Office and regional headquarters in Singapore. Trio-Tech International is a diversified business group with interests in semiconductor testing services, manufacturing and distribution of semiconductor testing equipment, and real estate. Our subsidiary locations include Tianjin, Suzhou, Chongqing and Jiangsu in China, as well as Kuala Lumpur Malaysia and Bangkok Thailand. Further information about Trio-Tech’s semiconductor products and services can be obtained from the Company’s Web site at www.triotech.com and www.universalfareast.com.

Forward Looking Statements

This press release contains statements that are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and may contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and assumptions regarding future activities and results of operations of the Company. In light of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, the following factors, among others, could cause actual results to differ materially from those reflected in any forward looking statements made by or on behalf of the Company: market acceptance of Company products and services; changing business conditions or technologies and volatility in the semiconductor industry, which could affect demand for the Company’s products and services; the impact of competition; problems with technology; product development schedules; delivery schedules; changes in military or commercial testing specifications which could affect the market for the Company’s products and services; difficulties in profitably integrating acquired businesses, if any, into the Company; risks associated with conducting business internationally and especially in Asia, including currency fluctuations and devaluation, currency restrictions, local laws and restrictions and possible social, political and economic instability; changes in U.S. and global financial and equity markets, including market disruptions and significant interest rate fluctuations; public health issues related to the COVID-19 pandemic; trade tension between U.S. and China and other economic, financial and regulatory factors beyond the Company’s control. Other than statements of historical fact, all statements made in this Quarterly Report are forward looking, including, but not limited to, statements regarding industry prospects, future results of operations or financial position, and statements of our intent, belief and current expectations about our strategic direction, prospective and future financial results and condition. In some cases, you can identify forward looking statements by the use of terminology such as “may,” “will,” “expects,” “plans,” “anticipates,” “estimates,” “potential,” “believes,” “can impact,” “continue,” or the negative thereof or other comparable terminology. Forward looking statements involve risks and uncertainties that are inherently difficult to predict, which could cause actual outcomes and results to differ materially from our expectations, forecasts and assumptions.

(tables attached)

TRIO‑TECH INTERNATIONAL AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

UNAUDITED (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
Revenue	2023	2022	2023	2022
Manufacturing	$2,963	$3,097	$11,592	$10,187
Testing Services	5,697	4,417	17,709	13,983
Distribution	1,179	3,620	4,855	8,038
Real Estate	3	4	15	23
	9,842	11,138	34,171	32,231
Cost of Sales
Cost of manufactured products sold	2,451	2,530	8,825	7,838
Cost of testing services rendered	3,940	3,169	11,813	9,141
Cost of distribution	975	2,945	4,064	6,651
Cost of real estate	18	20	54	58
	7,384	8,664	24,756	23,688

Gross Margin	2,458	2,474	9,415	8,543

Operating Expenses:
General and administrative	2,248	2,378	6,472	6,305
Selling	160	146	526	449
Research and development	87	80	311	293
Loss on disposal of property, plant and equipment	--	--	7	--
Total operating expenses	2,495	2,604	7,316	7,047

(Loss) Income from Operations	(37)	(130)	2,099	1,496

Other Income (Expenses)
Interest expenses	(29)	(31)	(83)	(87)
Other income, net	123	127	59	669

Total other income (expenses)	94	96	(24)	582

Income (Loss) from Continuing Operations before Income Taxes	57	(34)	2,075	2,078
Income Tax Expenses	(8)	(170)	(474)	(503)
Income (Loss) from Continuing Operations
before Non-controlling Interest, net of tax	49	(204)	1,601	1,575
Income (loss) from Discontinued Operations, net of tax	5	--	(4)	5

NET INCOME (LOSS)	54	(204)	1,597	1,580

Less: Net income (loss) Attributable to Non-controlling Interest	61	(37)	215	(25)
Net (Loss) Income Attributable to Trio-Tech International	(7)	(167)	1,382	1,605
Net Income Attributable to Trio-Tech International:
(Loss) Income from Continuing Operations, net of tax	(10)	(167)	1,384	1,603
Income (loss) from Discontinued Operations, net of tax	3	--	(2)	2
Net (Loss) Income Attributable to Trio-Tech International	$(7)	$(167)	$1,382	$1,605
Basic (Loss) Earnings per Share	$(0.00)	$(0.04)	$0.34	$0.40
Diluted (Loss) Earnings per Share	$(0.00)	$(0.04)	$0.33	$0.38

Weighted Average Shares Outstanding - Basic	4,075	3,949	4,075	3,949
Weighted Average Shares Outstanding - Diluted	4,159	4,221	4,161	4,140

TRIO‑TECH INTERNATIONAL AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

UNAUDITED (IN THOUSANDS)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2023	2022	2023	2022
Comprehensive Income (Loss) Attributable to Trio-Tech International:

Net income (loss)	$54	$(204)	$1,597	$1,580

Foreign Currency Translation, net of tax	166	16	521	(22)

Comprehensive Income (Loss)	220	(188)	2,118	1,558

Less: Comprehensive (Loss) Income Attributable to Non-controlling Interest	(85)	(46)	127	(40)

Comprehensive Income (Loss) Attributable to Trio-Tech International	$305	$(142)	$1,991	$1,598

TRIO‑TECH INTERNATIONAL AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT NUMBER OF SHARES)

	Mar. 31,	Jun. 30,
	2023	2022
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$8,430	$7,698
Short-term deposits	5,703	5,420
Trade account receivables, net	11,004	11,592
Other receivables	757	998
Inventories, net	2,324	2,258
Prepaid expenses and other current assets	731	1,215
Financed sales receivable	22	21
Restricted term deposit	755	--
Total current assets	29,726	29,202
NON-CURRENT ASSETS:
Deferred tax assets	91	169
Investment properties, net	517	585
Property, plant and equipment, net	9,987	8,481
Operating lease right-of-use assets	3,059	3,152
Other assets	232	137
Financed sales receivable	--	17
Restricted term deposits	1,762	1,678
Total non-current assets	15,648	14,219
TOTAL ASSETS	$45,374	$43,421

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Lines of credit	$107	$929
Accounts payable	1,835	2,401
Accrued expense	6,570	6,004
Income taxes payable	390	787
Current portion of bank loans payable	513	472
Current portion of finance leases	103	118
Current portion of operating leases	1,361	1,218
Total current liabilities	10,879	11,929
NON-CURRENT LIABILITIES:
Bank loans payable, net of current portion	1,054	1,272
Finance leases, net of current portion	43	119
Operating leases, net of current portion	1,698	1,934
Income taxes payable, net of current portion	255	137
Deferred tax liabilities	17	--
Other non-current liabilities	952	28
Total non-current liabilities	4,019	3,490
TOTAL LIABILITIES	$14,898	$15,419

EQUITY
TRIO-TECH INTERNATIONAL'S SHAREHOLDERS' EQUITY:
Common stock, no par value, 15,000,000 shares authorized; 4,076,680 and 4,071,680 shares issued and outstanding at March 31, 2023 and June 30, 2022, respectively	12,769	12,750
Paid-in capital	5,045	4,708
Accumulated retained earnings	10,601	9,219
Accumulated other comprehensive gain-translation adjustments	1,806	1,197
Total Trio-Tech International shareholders' equity	30,221	27,874
Non-controlling interest	255	128
TOTAL EQUITY	30,476	28,002
TOTAL LIABILITIES AND EQUITY	$45,374	$43,421